Exhibit 10.21
Execution Version
INVESTMENT MANAGEMENT AGREEMENT
This Investment Management Agreement (this “Agreement”) is entered into by and between Apollo Asset Management Europe PC LLP, a limited liability partnership incorporated in England with registered number OC402344 (“AAME”), and Aspen American Insurance Company, a Texas corporation (“Client” and together with AAME, the “Parties”), on April 16, 2019.
WHEREAS:
(A)    Apollo Global Management, LLC (“Apollo”) has created a business segment, of which AAME, which is 100% indirectly controlled by Apollo, forms a part, to centralise resources and expertise and provide investment management services or advisory services set forth in Annex C (the “Services”) to its clients;
(B)    Client is interested in benefitting from the resources and expertise of AAME and wishes to appoint it as Manager (as defined below) in respect of the assets set forth in Annex A (the “Assets”), and AAME wishes to accept such appointment;
(C)    AAME shall be the investment manager under this Agreement (“Manager”), and references herein to the “Manager” shall be construed to mean AAME in respect of all Services;
(D)    The Parties understand that no personal data shall be processed or transferred under this Agreement;
(E)    AAME is authorized and regulated by the UK Financial Conduct Authority (“FCA”) with firm reference number 784373;
(F)    The Client is a United States licensed property and casualty insurance company domiciled in the state of Texas and subject to the insurance laws of the Texas Insurance Code (the “Insurance Code”) and the regulations promulgated thereunder by the Texas Commissioner of Insurance (the “Commissioner”).
In consideration of the mutual covenants herein, the Client and the Manager agree as follows:
1.    Appointment.
(a)    Effective February 15, 2019 the Client hereby appoints the Manager as investment manager upon the terms and subject to the conditions of this Agreement. The Manager hereby accepts the appointment and agrees to act as investment manager with respect to the Assets in accordance with this Agreement.
(b)    The Assets to be managed by the Manager pursuant to this Agreement shall be held at all times by the Client, as applicable, or its respective duly appointed custodian(s) or sub-custodian(s) (each, a “Custodian”). The Manager shall not be responsible for the provision of any safe custody or settlement services in respect of the Assets or documents of title or certificates evidencing title thereto and the Manager will not hold client money (within the meaning of the FCA Rules (as defined below)) or Investments (as defined below) or other assets of the Client. Notwithstanding the foregoing, no power or authority granted to the Manager in this Section 1 shall authorize the Manager to obtain possession of any funds or securities of the Client and no investment advisory services provided by the Manager to the Client under this Agreement shall be deemed to authorize the Manager to obtain custody (as that term is defined in Securities and Exchange Commission (“SEC”) Rule 206(4)-2 (i.e., 17 CFR 275.206(4)-2) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) of any funds or securities of the Client. The selection and appointment of any Custodian shall be the sole responsibility of the Client. The Client shall be solely responsible for the selection and use of any bank or other entity with which cash is deposited. Notwithstanding anything in this Agreement to the contrary, neither the Manager nor any of its affiliates (other than the Client) shall have any liability to the Custodian.
(c)    The Services (as set out in Section 2(b) below and Annex C) which the Manager provides to the Client pursuant to this Agreement do not constitute an exclusive arrangement. The Manager provides similar services to others (including unaffiliated third parties) and undertakes other business activities and retains any benefit received for such services.
(d)    The Client agrees to provide (or cause to be provided) to the Manager all information required in order for the Manager to render the Services under this Agreement, and the Manager shall be entitled to assume that any information or instructions communicated to it by the persons identified by the Client in Annex F (as updated and communicated to the Manager from time to time) are accurate and complete and properly authorized by the Client, and that in making investment recommendations to, or dealing in investments and contracts on behalf of, the Client, the Manager shall be entitled to rely on such information.
(e)    The Client has provided the Manager with its internal guidelines and the investment objectives and investment restrictions that are to be complied with by the Manager in accordance with Annex G, which guidelines may be updated from time to time as provided by the Client and agreed by the Manager (the “Investment Guidelines”). The Investment Guidelines may be amended from time to time without formal amendment of this Agreement as mutually agreed by the parties. It shall be the sole responsibility of the Client to ensure that the Investment Guidelines comply with any laws, rules, regulation or other restrictions binding upon the Client with respect to the Assets.
(f)    In fulfilling its obligations under this Agreement, the Manager may delegate to third parties, which may or may not be affiliated with the Manager (each a “Sub-Delegate”), however, only to the extent that this is permissible under any relevant law, statute, regulation, rule, vote, order, injunction or approval of any government or political subdivision or any agency, bank or other instrumentality of either, or any court, tribunal, arbitrator or self-regulatory organization, in each case whether domestic, foreign or international (“Applicable Law”) and, in particular, under Solvency II and published statements of the competent supervisory authorities as well as the applicable guidelines published by the European Insurance and Occupational Pensions Authority (“EIOPA”). The Manager shall provide the Client with advance written notice of any proposed sub-delegation of Services hereunder, which notice shall include the material terms and conditions of such proposed sub-delegation. The Services to be provided by the Manager under this Agreement may only be delegated to a Sub-Delegate with the Client’s prior written consent (such consent not to be unreasonably withheld). The Manager shall ensure that any sub-delegation shall be made in accordance with this Agreement and that the Sub-Delegate will have the same obligations with respect to the Client and the Manager as set out in this Agreement with regard to the delegated activities and that the adherence to these obligations by the Sub-Delegate is ensured. Such sub-delegation will not affect the Manager’s contractual obligations and responsibilities under this Agreement.
(g)    All costs and expenses of any such Sub-Delegate(s) for Services under this Agreement shall be included in the Management Fee set forth in Annex D hereto.
(h)    For the purposes of and in accordance with the provisions of Section 1(f), the Client hereby consents to the appointment of each of (i) Apollo Capital Management, L.P. (ii) Athene Asset Management, L.P., and (iii) Apollo Management International LLP as a Sub-Delegate on terms identical to the provisions of this Agreement (as applicable).
2.    Services.
(a)    In performing the Services with respect to the Assets pursuant to this Agreement, the Manager shall comply with the Investment Guidelines.
(b)    Subject to the Investment Guidelines, the Manager shall have full and sole discretionary authority, on the Client’s behalf and at the Client’s risk, to manage and control the Assets and to invest the Assets without any obligation to consult with or obtain the consent of the Client or any other person; provided, however, that the Client or Custodian(s) (as appropriate) will always retain custody of the Assets. Without limiting the generality of the foregoing, but subject to the Investment Guidelines, the Manager is authorized:
(i)    to make all decisions relating to the manner, method and timing of investment transactions (the “Investments”);
(ii)    to purchase, sell, transfer or otherwise deal in financial instruments on the Client’s behalf (the “Trade Execution Services”) and exercise all rights, powers, privileges and other incidents of ownership or possession (including the power to vote all proxies) with respect to the Assets subject to the limitation that the Manager shall not engage in stock-lending in respect of the Assets at any time;
(iii)    to exercise options, conversion privileges, rights to subscribe for additional shares or other rights acquired with respect to Investments and to consent to or participate in dissolutions, bankruptcies, reorganizations, consolidations, mergers, sales, leases, mortgages, transfers or other changes affecting Investments;
(iv)    to select brokers, dealers or other intermediaries for the execution, clearance and settlement of any transactions, including derivatives transactions (which derivative transactions shall solely be for the purposes of reducing risks or facilitating efficient portfolio management); provided that in making any such selection, the Manager will follow its best execution policy as in effect from time to time as well as the Investment Guidelines;
(v)    to settle, compromise or submit to arbitration any claims, debts, or damages, due or owing to or from the Client in relation to Investments, to participate in, commence or defend suits or legal proceedings and to represent the Client (all at the expense of the Client) in suits or legal proceedings (including any class actions) relating to Investments; and
(vi)    to execute, in the name and on behalf of the Client, all such agreements and other documents (including settlement documents) and to take all such other actions which the Manager considers necessary or advisable to carry out its duties hereunder, and to make representations and covenants on behalf of the Client in connection therewith; provided, that the Manager shall not be required to take any action described in this Section 2(b) or Annex C if the Manager determines that such action may result in a violation of Applicable Law.
(c)    To enable the Manager to exercise fully its discretion and authority as provided above, the Client hereby constitutes and appoints the Manager as the Client’s agent and attorney-in-fact with full power and authority for the Client and on the Client’s behalf to buy, sell and otherwise deal in Investments and contracts relating to the Assets during the term of this Agreement. The Client further grants to the Manager, as the Client’s agent and attorney-in-fact, full power and authority to do and perform every act necessary and proper to be done in the exercise of the foregoing powers as fully as the Client might or could do if personally present and to execute and deliver all necessary or appropriate documents and instruments as agent for and on behalf of the Client with respect to the Investments and/or the Assets in order to carry out its Manager duties under this Agreement. This power of attorney is coupled with an interest and shall terminate only on termination of this Agreement and shall be utilised solely for the purposes of giving effect to the powers of the Manager in this Agreement and at all times in accordance with the Investment Guidelines.
(d)    Notwithstanding anything in this Agreement to the contrary, the Manager shall not be deemed to assume any obligations of the Client under or in connection with the Assets, the Investments or any agreement to which the Client is a party.
(e)    The Client agrees that it will be responsible for any profit and loss due to fluctuations in exchange rates arising from transactions which are effected in a foreign currency and that the Manager or its affiliates may use such rate of exchange as reasonably determined (taking into account the Client’s interests) by the Manager or such affiliate in executing such transactions.
(f)    For the avoidance of doubt, neither the Client nor the Manager will provide any personal data to the other party without agreeing beforehand suitable provisions for the protection of such personal data under Applicable Legislation.
(g)    Notwithstanding anything contained in Sections 1(f)-(h), the Manager may delegate any or all of its discretionary investment, advisory and other rights, powers,

functions and obligations hereunder to one or more investment advisers (each, a “Sub-Advisor”), including Manager’s affiliates; provided, that (i) any such delegation shall be revocable by the Manager, (ii) that the Manager shall always remain responsible to the Client for the Manager's obligations hereunder and (iii) that the Manager shall be responsible for ensuring that any SubAdvisor complies with the Investment Guidelines.
3.    Compensation of Manager.
(a)    The Client shall pay to the Manager compensation in accordance with the fee schedule attached as Annex D hereto (the “Fee Schedule”). The relationship between the Client and the Manager shall be that of persons carrying on independent businesses and dealing with each other at arm’s length. Such fees are exclusive of VAT and any VAT in respect of Services pursuant to this Agreement shall be payable by the Client, provided VAT is chargeable. For the avoidance of doubt, the Client shall not be obligated to advance any funds to the Manager except in order to pay for the Services rendered pursuant to this Agreement.
(b)    For the avoidance of doubt, the Fee Schedule covers the Services to be generally rendered by the Manager in the framework of this Agreement but it does not include any extraordinary engagement or mission by reason of its nature, volume or other relevant circumstances that the Client may wish to entrust upon the Manager (or any of its affiliates). The Client and the Manager will reach a separate and specific agreement as to the terms and compensation for any such extraordinary engagement.
(c)    If the parties disagree on the calculation of the Management Fee, the parties or their designated representatives shall meet and attempt in good faith to resolve the dispute through negotiation within thirty (30) days after the Client’s receipt of the applicable Management Fee Estimate or True Up. If the parties are unable to resolve the dispute within such thirty (30) days, then the parties shall appoint a mutually acceptable independent third party accounting firm to review the issue(s), and the decision of such accounting firm shall be final and binding on both parties. Notwithstanding any such dispute, the Client shall timely pay any undisputed portion of any fees, whether such dispute results from differing valuation of assets, calculation of fees, or otherwise. If the final calculation of fees determined pursuant to this Agreement is greater than the undisputed portion of the fees, then the Client shall remit the difference to the Manager within ten (10) business days after such final decision.
(d)    Expenses arising in connection with the establishment and operation of the Investment of the Assets shall be borne in accordance with the Expense Schedule attached as Annex E.
(e)    Notwithstanding anything contained in Section 1(f), the Client agrees to pay each Sub-Advisor such asset-based fees and other remuneration (the “Sub-Advisor Fees”) as may be agreed to by the Manager in its discretion. In the event that any such Sub-Advisor Fees are paid by the Manager, the Client agrees to reimburse the Manager for such Sub-Advisor Fees from time to time, as and when invoiced by the Manager.
4.    Allocation of Investments and Orders; Other Conflicts of Interest; Risk Factors.

(a)    The Client acknowledges and understands that the Manager and its affiliates engage in an investment management and advisory business and other businesses apart from providing the Services, including sponsoring, managing and/or advising certain investment funds, separate accounts and/or investment vehicles (the “Apollo Clients”). This may create potential conflicts of interest, including in relation to the Manager’s time devoted to providing the Services and the allocation of investment opportunities among Apollo Clients (including the Client) that the Manager manages and/or advises (the “AAME Clients”).
(b)    Conflicts Policy. The Manager operates a conflicts of interest policy in relation to identifying, preventing and managing conflicts of interest that may adversely affect clients. In summary, the Manager’s policy is to seek in the first instance to prevent conflicts from arising. Where conflicts are unavoidable, the Manager seeks to identify them in advance and to take steps to manage them so that no client is disadvantaged. The steps taken will depend on the nature of the conflict. As a last resort, where the Manager is not reasonably confident that it is able to manage conflicts to adequately protect the interests of a client, the Manager clearly discloses the conflict in advance so that the Client can decide how to proceed. Further details of the Manager’s conflicts policy are available on request.
(c)    Disclosure of Conflicts. Whilst the Manager seeks to prevent or manage conflicts of interest and recognizes that disclosure of conflicts is a measure of last resort, there may be certain situations where the organizational and administrative arrangements established by the Manager will not be sufficient to ensure, with reasonable confidence, that risks of damage to the interests of the Client will be prevented. The Client hereby confirms and represents that it has received and understands: (i) the disclosures referenced in Annex B hereto relating to, among other things, certain potential conflicts of interest; and (ii) current Part 2A and Part 2B of Form ADV filed with the U.S. Securities and Exchange Commission by one or more of the Manager’s affiliates (as updated by the Manager from time to time and notified to the Client) (“Form ADV”), and wishes to appoint the Manager pursuant to this Agreement notwithstanding the potential conflicts therein disclosed. Subject to the terms of this Agreement, the Client hereby consents to the Manager or any of its affiliates taking any action, or refraining to take any action, as described in Annex B or Form ADV. Certain affiliates of the Manager are subject to disclosure obligations arising from their regulatory status in the United States and other jurisdictions, and Annex B identifies certain conflicts that are managed by the Manager or its affiliates with a view to ensuring that the interests of clients are not adversely affected as well as those situations where the organizational and administrative arrangements established by the Manager will not be sufficient to ensure, with reasonable confidence, that risks of damage to the interests of the Client will be prevented.
(d)    Without limiting the generality of the foregoing, the Manager is authorized to cause the Account to purchase Investments from or to sell Investments to any other Apollo Client (including AAME Clients) without seeking the consent of the Client, unless (i) the transaction is being effected at a price determined on a basis other than in accordance with the Manager’s policies and procedures then in effect (as amended from time to time) or (ii) such consent is required by applicable law.

(e)    The duties of the Manager shall not be considered to be breached as a result of any events or circumstances outside the reasonable control of the Manager including, but not limited to, changes in the price or value of the Assets brought about through movements in the market, the reduction in and/or lack of availability of the Assets which were envisaged to be the subject matter of the advice, an inflow to, or outflow from, the assets of the Client or a benchmark, or caused by following an instruction given by the Client, however, if the Investment Guidelines are exceeded or breached, the Manager will adopt as a priority, the objective of remedying that situation, taking into account the interests of the Client.
(f)    The Client understands and acknowledges that all investment programs carry the risk of loss and there is no guarantee that any investment strategy will meet its objective. The value of the Assets may go down as well as up. The Client hereby represents that it has received and understands the disclosures set forth in Annex B hereto and Form ADV.
(g)    Notwithstanding any other provision in this Agreement, no warranty, assurance or undertaking is given by the Manager as to the performance, returns, increase in or retention of value or profitability of the Assets (or any part of it) or that any investment objectives or targets will be successfully achieved, whether in whole or in part.
5.    Statements, Reporting and Information.
(a)    The Client shall maintain oversight for the Services provided by Manager hereunder and monitor such Services for quality assurance on an ongoing basis and in no event less than annually. The Manager shall provide reports to the Client as detailed in Annex H hereto (the “Reports”) and Annex H shall also set out details of the information to be provided by the Client to the Manager.
(b)    The Client may retain any firm or other person of its choice to perform certain accounting and book-keeping or other services. The Manager assumes no responsibility for acts or omissions of such firm or person in its performance of such services. Except as contemplated elsewhere in this Agreement or as otherwise required by Applicable Law, the Manager shall have no responsibility to provide any statements or information or to perform any other accounting, valuation or reporting functions or services to any such firm or person. However, where appropriate, the Manager will use best efforts to facilitate the Client’s access to third party valuations or the Client’s commissioning of valuations from any third party (at the Client’s cost and expense). This Section does not affect the Manager’s obligation to provide the Reports or other information relating to the Services to the Client in accordance with the terms of this Agreement.
(c)    Subject to the terms of Section 11; (i) the Client consents to the Manager providing it with any statements or information via electronic means including email and internet; (ii) the Client agrees that the Manager may transmit to the Client any such statement or other information through non-encrypted electronic mail and other electronic means, and; (iii) the Client assumes all responsibility for such transmission and acknowledges the risks involved.

6.    Termination.
(a)    Subject to Section 9(h) herein, this Agreement may be lawfully terminated as follows:
(i)    by either party with or without cause as of the close of any calendar quarter upon not less than 60 days’ prior written notice to the other party or at such other times as the parties may mutually agree, provided that the Manager will be entitled to receive the Management Fee, until the date of the actual termination of this Agreement.
(ii)    by any party as to itself when required by such party’s regulator or by Applicable Law, upon providing written notice of such termination.
(iii)    by the Manager immediately by giving written notice if the implementation of any amendments to the Investment Guidelines with respect to the Services is impossible for, or cannot reasonably be expected of, the Manager, however, the Manager and the Client will co-operate and negotiate in good faith to attempt to find an acceptable position in respect of any amendments to Investment Guidelines prior to such notice of termination being served.
(b)    Following notice of termination, the Manager shall:
(i)    not enter into any commitments to make new Investments, but notice of termination shall not otherwise affect the Manager's authority hereunder until all remaining Investment positions have been sold or withdrawn;
(ii)    use commercially reasonable efforts to dispose of all Investment positions in an orderly manner, provided, however, that the Manager shall have no obligation to effect transactions that, in its good faith determination, may have an adverse impact on other Apollo Clients and shall be entitled to consider its fiduciary and other duties to investors in other Apollo Clients; and
(iii)    have the right (but not the obligation) to cause one or more other Apollo Clients to purchase from the Client at fair value, determined on the basis of the Manager's valuation policies and procedures, as amended from time to time, such Investments as the Manager notifies in writing to the Client.
(c)    Any termination of this Agreement shall not affect the rights or liabilities of any party accrued prior to and including the date of termination, nor the continuing existence and validity of any terms intended expressly or by implication to survive termination. The provisions of Sections 3, 6(b), 7, 8, 9, 10, 11, 12, 16 and 21, without limitation, shall survive any termination of this Agreement.
7.    Standard of Liability; Indemnification.
(a)    To the maximum extent permitted by Applicable Law, the Client agrees that (i) the Manager will not be liable (whether directly or indirectly, in contract or in tort or otherwise) to the Client for any losses, claims, damages, expenses or liabilities (collectively,

“Losses”) incurred by the Client that arise out of or are in any way connected with this Agreement, including but not limited to, any recommendation or other act or failure to act of the Manager or any such other persons under this Agreement, including, but not limited to, any error in judgment, except in the case of Losses arising as a result of the intentional misconduct, gross negligence or bad faith by the Manager in respect of its obligations and duties under this Agreement (in each case, as determined by a court of competent jurisdiction in a final non-appealable judgment), in which case the Manager shall indemnify the Client for such Losses, and (ii) none of the Manager’s affiliates nor any of each of the Manager’s or its affiliates’ respective clients, partners, shareholders, members, managers, advisors, directors, officers, employees, consultants or agents will be liable (whether directly or indirectly, in contract or in tort or otherwise) to the Client for any Losses incurred by the Client or any other person that arise out of or are in any way connected with this Agreement (including, but not limited to, any recommendation or other act or failure to act of the Manager or any such other persons under this Agreement, including, but not limited to, any error in judgment); except that the Manager shall be liable to the Client with respect to a Sub-Delegate or a Sub-Advisor, and the Manager shall indemnify the Client for such Losses incurred as a result of such Sub-Delegate’s or such Sub-Advisor’s intentional misconduct, gross negligence or bad faith in respect of its obligations and duties owed to the Manager in accordance with Section 1(f) (as determined by a court of competent jurisdiction in a final non-appealable judgment). Under no circumstances shall the Manager be liable for any special, incidental, exemplary, consequential, punitive, lost profits or indirect damages, even if the Manager is advised of the possibility or likelihood of the same.
(b)    The Manager will be entitled to rely upon, and will not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by any person from time to time notified by the Client to the Manager as being authorized to give instructions to the Manager for the purposes of this Agreement (and the Manager shall be entitled to treat such authority as continuing until such time as the Manager is notified by the Client to the contrary). The Manager may also rely upon any statement made to it orally or by telephone and believed by it in good faith to be made by the proper person and will not incur any liability for relying thereon.
(c)    The Manager may consult with legal counsel, auditors and other experts selected by it in good faith, and will not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such legal counsel, auditors or experts. The Manager shall not be responsible for the loss of, or damage to, any investments or for any failure to fulfil its duties hereunder if such loss, damage or failure shall be caused by or be directly or indirectly due to war damage, enemy action, the act of any government or other competent authority, investment exchange or brokerage house, or of any riot, civil commotion, rebellion, fire, lock-out, strike, power failure, computer error or failure (beyond the reasonable control of the Manager), delay, breakdown, failure or malfunction of any external telecommunication or computer service or electronic transmission systems, unavailability of market prices or suspension of dealing on relevant exchanges, or other cause beyond the control of the Manager.

(d)    The Client shall indemnify and hold harmless each of the Manager and its affiliates and each of their respective clients, partners, shareholders, members, managers, advisors, directors, officers, employees, consultants and agents (each an “Indemnified Person”) from and against any and all Losses resulting from the Client’s intentional misconduct, gross negligence or bad faith incurred in connection with this Agreement (in each case, as determined by a court of competent jurisdiction in a final non-appealable judgment). Client shall pay all such amounts (including reasonable attorneys’ fees and other costs of investigating and defending any claim) to the extent that such amounts have been finally determined to be due and payable in connection with the indemnification provided hereunder. The right to indemnification granted by this provision shall be in addition to any rights to which the Indemnified Person may otherwise be entitled and shall inure to the benefit of the successors or assigns of such Indemnified Person.
(e)    To the extent that, at law or in equity, any Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Client, the Indemnified Person acting under this Agreement shall not be liable to the Client for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of an Indemnified Person otherwise existing at law or in equity to the Client, are agreed by the Client to restrict or eliminate to that extent such duties and liabilities of such Indemnified Person.
(f)    Any indemnity provided in this Section 7 shall continue to afford protection to each Indemnified Person regardless of whether such Indemnified Person remains in the position or capacity pursuant to which such Indemnified Person became entitled to exculpation or indemnification under this Section 7.
(g)    The term “gross negligence” shall have the meaning ascribed to such term under the laws of the State of New York.
8.    Certain Regulatory Matters (FCA Rules).
(a)    This Section 8 covers certain matters as required by the FCA Handbook of Rules and Guidance (the “FCA Rules”) and Commission Delegated Regulation (EU) 2017/565 (the “MiFID II Organisational Regulation”). Terms and expressions used in this Section 8 but not defined herein shall have the same meaning given to them in the FCA Rules.
(b)    Contact Details. Contact details for the Manager are set out in Section 17 below.
(c)    Communications. All communications made under or in connection with this Agreement shall be made in English.
(d)    Regulatory Status.
Apollo Asset Management Europe PC LLP is authorised and regulated by:
Financial Conduct Authority
25 The North Colonnade
London E14 5HS

United Kingdom
(e)    Compensation. As an overseas financial services institution (as that term is defined in the FCA Rules), the Client is not eligible to claim compensation under the Financial Services Compensation Scheme.
(f)    Financial Instruments. The financial instruments invested in by the Manager on behalf of the Client will typically be those for which the identified target market is professional clients. The Manager may, if it thinks fit, also invest in financial instruments for which the identified target market is retail clients, if the Manager otherwise considers those financial instruments suitable having regard to the Client’s investment objectives.
(g)    Client Categorisation. Based on the information obtained in respect of the Client, the Manager has categorized the Client as a per se professional client in relation to the Services provided under this Agreement. The Client agrees and acknowledges that it is responsible for keeping the Manager informed about any change to the Client’s circumstances that could affect the Client’s categorization as a professional client. The Client is entitled, pursuant to the FCA Rules, to request that it be categorized as a retail client. However, the Client acknowledges that if the Client requests to be categorized as a retail client in order to benefit from a higher level of protection under the FCA Rules, the Manager will no longer be able to provide the Services to the Client under this Agreement as it is not authorized by the FCA to provide investment services to retail clients.
(h)    Order Execution.
(i)    Where the Manager receives and transmits or places orders on behalf of the Client with other entities for execution, it will comply with its execution policy as may be amended by Manager from time to time (the “Order Execution Policy”), a summary of which has been provided to the Client separately or is hereafter provided to the Client from time to time, and a complete version of which will be made available to the Client upon request. The Client agrees to the terms of the Order Execution Policy and further agrees that the Manager may execute the Client’s orders outside of a Regulated Market or Regulated Trading Venue (each as defined under the FCA Rules). Where specific instructions are given by the Client, the Manager need not comply with its Order Execution Policy to the extent of those instructions and will instead execute orders in compliance with the Client’s instructions. The Client instructs the Manager not to make public client limit orders (as defined in the FCA Rules) in respect of shares admitted to trading on a Regulated Market or Regulated Trading Venue which are not immediately executed under prevailing market conditions.
(ii)    Subject to the Order Execution Policy and instructions from the Client, where applicable, the Manager may effect transactions with such counterparties and on such trading venues or facilities as it considers appropriate. If any counterparty fails to deliver any necessary documents or to complete any transaction, the Manager shall take reasonable steps on behalf of the Client to rectify such failure or obtain compensation in lieu thereof provided that the Manager shall not be required to commence any litigation.

All resulting reasonable costs and expenses properly incurred by the Manager shall be paid by the Client.
(iii)    The Client acknowledges that certain of its transactions may be subject to the provisions of MiFID, which applies certain transaction reporting obligations directly on the Client in respect of the Assets, including, but without limitation, the procurement of a valid Legal Entity Identifier (being the code made up of 20 alphanumerical digits which is used to uniquely identify every legal entity or structure, in any jurisdiction, that is party to a financial transaction). The Client undertakes to provide in a timely fashion all such information (including, but not limited to, the Client’s Legal Entity Identifier) and documentation and to promptly take all such action as the Manager may from time to time reasonably require (including, if requested, information as to the overall position in a certain security for purposes of identifying whether there is an overall short position) in relation to the MiFID transaction reporting obligations.
(iv)    Notwithstanding any other provision of this Agreement, the Manager may disclose any confidential information relating to transactions undertaken pursuant to this Agreement to a regulatory authority as may be required in order to satisfy MiFID transaction reporting obligations.
(i)    Aggregation of Orders. The Manager or its affiliates may aggregate orders on behalf of the Client with those of its or its affiliates’ other clients (e.g., the Apollo Clients and the AAME Clients). The Manager and its affiliates will allocate such orders on a fair and reasonable basis, but the Client acknowledges and agrees that aggregation may operate to the advantage or disadvantage of the Client.
(j)    Third Party Benefits.
The Manager may, from time to time, accept minor non-monetary benefits from third parties in connection with the Services it provides to the Client where the Manager considers that these are capable of enhancing the quality of service provided to the Client and are of a scale and nature such that they could not be judged to impair compliance with the Manager’s duty to act in the best interest of the Client.
Such benefits may include:
ó    Publicly Available Research
Research that is generally available to the public or to any person who wants to receive it.
ó    Non-Substantive Commentary
For example, short term market commentary on the latest economic statistics or company results, or information on upcoming releases or events.
ó    Issuer-Sponsored Research
Written material from a third party that has been commissioned and paid for by a corporate issuer or potential issuer to promote a new issuance by the company or on an ongoing basis.

ó    Connected Research
Research relating to a new issue of shares, debentures, warrants or certificates representing certain securities which is produced by the underwriter or placement agent prior to the issue being completed and made available to prospective investors in the issue.
ó    Research Trials
Research received on a short term basis so that the Manager or its affiliates can evaluate the research provider's research service.
ó    De Minimis Hospitality
Hospitality of a reasonable de minimis value received in the course of business meetings, conferences or other business-related events.
ó    Conference Attendance
Participation in conferences, seminars and other training events on the benefits and features of specific financial instruments or investment services.
The Manager may from time to time offer to third parties ordinary course business hospitality or entertainment where it considers the relationships developed through such interactions will result in an enhanced quality of service being provided by Manager to its clients.
(k)    Suitability. Based on information provided by the Client, in carrying out the Services under this Agreement the Manager shall be responsible for assessing the suitability of investments for the Client as required by the FCA Rules. The reason for assessing suitability is to enable the Manager to act in the Client’s best interest. For these purposes, the Manager is entitled to assume that the Client has the necessary level of experience and knowledge in order to understand the risks involved in the transaction or in the investment of the Assets. The Client is responsible for ensuring that the information provided to the Manager is kept up to date so as to enable the Manager to make the relevant suitability assessment for the Client. The level of risk to be reflected in the Manager’s exercise of discretion, including the Client’s ability to bear losses and its risk tolerance, are set out in the Investment Guidelines and the Manager shall be entitled to assume that the Investment Guidelines are comprehensive in this regard.
(l)    Reporting of Costs and Charges Information. Where the Manager is required to provide annual ex post information about costs and charges to the Client, the Client agrees and acknowledges that such information shall be provided in respect of an annual period ending on 31 December each year, and the first such information shall be provided for a partial period commencing on the effective date of this Agreement and ending on the next following 31 December.
(m)    Recording of Telephone Conversations. Subject to compliance with applicable law, either Party may record telephone conversations with the other. The Manager may record or monitor telephone conversations and other communications with or by the Client (including mails, emails or documentation of client orders made at meetings). The Client agrees that the Manager may deliver copies or transcripts of such recordings to any court or competent regulatory authority. A copy of any such conversations with the Client and communications with the Client will be available on request for a period of five years (or, if requested by the FCA or otherwise determined by the Manager, seven years) from the date when the record is made.
(n)    Complaints. If the Client has any complaint about the performance of the Manager under this Agreement, that complaint should be directed, in the first instance, to AAME Legal and Compliance at AAMElegalcompliance@apollo.com. A copy of the Manager’s complaints management policy is available on request. The Client acknowledges that it is not eligible to complain to the Financial Ombudsman Service.
(o)    Liability under the Regulatory System. Nothing in this Agreement shall exclude or restrict any liability of the Manager to the Client under the UK regulatory system (as defined in the FCA Rules).
9.    Special Regulatory Matters
(a)    For purposes of complying with regulatory duties and only to the extent relating to the Manager’s obligations under this Agreement, the Manager will:
(i)    enable the Client and the internal and independent auditors of the Client and its subsidiaries, as well as the representatives of or, as the case may be, the Commissioner, auditors instructed by the Commissioner or any legal successor, or any other competent supervisory authority (hereinafter referred to as “Supervisory Authority”), to carry out on-site inspections and access its business premises for this purpose as well as its data processing systems and data, and it will grant access to all company books and other files, business records and business materials (hereinafter jointly referred to as the “Books”), and it will enable the copying of the Books, to the extent these relate to the Manager’s duties under this Agreement, if this is required by the Client, the Commissioner, or any person entrusted with the audit or Supervisory Authority, in particular the Commissioner, as part of any regular audit or ad hoc audit of the Books, or in connection with the audit of the Client’s financial statements in accordance with its bye-laws, or any special audit within the meaning of or any other applicable provisions including, without limitation, the Insurance Code. Unless required otherwise by Applicable Law or the respective Supervisory Authorities, tax or any other competent authorities, (i) the Client will provide the Manager with reasonable prior written notice of an audit, (ii) audits shall be conducted no more frequently than annually, except where more frequent controls are mandatory from the Client’s perspective, or where the Commissioner requests the same and (iii) the Client and its auditors will conduct such audits only during normal business hours;
(ii)    assist in the performance of the above audits at any time and refrain from interfering with such audits in any way. In connection with the above-mentioned audits, the Manager is obliged to reply within a reasonable period of time to any questions which are addressed to the Manager directly by the Supervisory Authority if appropriate and necessary for the purposes of supervision. Any audits performed by the Client must be co-ordinated with the Manager, unless co-ordinating such audits with the Manager is prohibited by any statutory requirements or requirements imposed by any authority including the Commissioner;
(iii)    cooperate with the Commissioner in respect of the Services and for the purposes of supervision of the Client by the Commissioner, and reply to any questions the Commissioner directs to the Manager;
(iv)    undertake measures that are appropriate from organizational, human resources, technical and structural points of view to ensure that the provision of access to the processing systems used by the Manager for the purpose of performing its contractual duties is in accordance with any and all applicable provisions and conditions imposed by any Supervisory Authority or person entrusted with the audit. Further, the Manager will grant access to data related to this Agreement exclusively to duly authorized persons (also of group companies) who are subject to the aforesaid data protection obligations with regard to the performance of this Agreement. The obligations of the Manager in this sub-clause are subject to the further provisions of Section 11 hereof;
(v)    take appropriate precautions to ensure that it has adequate contingency plans in place to deal with emergency situations or business disruptions and periodically tests backup facilities where necessary, taking into account the Services;
(vi)    promptly disclose to the Client any development which may have a material impact on the Manager’s ability to carry out the Services and activities effectively and in compliance with Applicable Laws and regulatory requirements, including, but not limited to the revocation of the Manager’s license;
(vii)    undertake to maintain adequate internal risk management and control systems and to adequately take account of the Services under this Agreement in its internal risk management and control systems;
(viii)    undertake to ensure that any member of the Manager’s personnel who will be involved in providing the Services and activities under this Agreement is sufficiently qualified and reliable and suitably experienced and competent to perform the tasks falling within their respective responsibilities. The Client is entitled to request reasonable evidence regarding the level of experience of the Manager’s personnel involved in providing the Services under this Agreement at any time during the term of this Agreement; and
(ix)    undertake to provide the Client with information in relation to the Services and their performance upon reasonable and written request and to act in accordance with the reasonable instructions of the Client in relation to the Services.
(b)    The Manager will release its auditors ((internal or otherwise) and all other persons required by law or by any Supervisory Authority, respectively, to perform any external audit) from their confidentiality obligations vis-à-vis the Client, the Client’s internal auditors, the group auditors or any auditors instructed by the Client or any Supervisory Authority, respectively, to the extent this is necessary for the performance of the Manager’s obligations as provided for in this Agreement, or for the performance of any legal, regulatory, or intra-group obligations of the Client, and provided that this will not breach any other contractual or statutory confidentiality obligations or regulatory or legal requirements of the Manager. Contractual confidentiality obligations do not conflict with the provision of information for the purpose of complying with any regulatory duties.
(c)    All of the above rights to audit and inspect will continue to exist and be in effect after the termination of this Agreement, for a period of three (3) years from the end of the calendar year in which this Agreement is terminated. During this period, all documents, including the Books, must continue to be available. To the extent that any documents, including the Books, due to any statutory or regulatory period applicable to the Client, must be retained for any longer period, such statutory or regulatory period shall be complied with by the Manager. The Manager must ensure that the Client will continue to hold all rights to the Books and all relevant documents, even after the expiry of the retention period, and must return such Books and other documents to the Client upon being requested to do so. The provisions of this Section relate to any and all documents prepared and used as part of the performance of Services under this Agreement, regardless of whether these are available in hard copy or in electronic form.
(d)    The Client shall inform the Manager of any developments that may impair the performance of the outsourced activities and processes by the Manager. This applies to any circumstances that cannot be discerned by the Manager and which may affect its ability to provide the Services agreed hereunder.
(e)    All costs and expenses incurred by the Manager associated with, or related to, the Manager’s compliance with the requirements of this Section 9 shall (unless otherwise agreed in writing by the Manager) be the sole responsibility of the Client.
(f)    The Manager hereby agrees with and undertakes to the Client (in each case, in order that the Commissioner can properly carry out its supervisory functions):
(i)    to co-operate with the Commissioner in connection with the provision by the Manager of the Services to the Client;
(ii)    to provide to the Client and the Commissioner effective access to data related to the Services; and
(iii)    to provide to the Commissioner effective access to the Manager's business premises and to enable the Commissioner to exercise such right of access.
(g)    In the event that the Client is placed in receivership or seized by the Commissioner:
(i)    all of the rights of the Client under this Agreement shall extend to the receiver or the Commissioner;
(ii)    all Books hereunder will immediately be made available to the receiver or Commissioner and shall be turned over to the receiver or the Commissioner immediately upon the receiver or the Commissioner’s request; provided that the Manager shall be entitled to keep copies of such Books; and
(iii)    the Manager will continue to maintain any systems, programs, or other infrastructure notwithstanding a seizure of the Client by the Commissioner, and will make them available to the receiver or the Commissioner, for so long as the Manager continues to receive timely payment for Services rendered.
(h)    Notwithstanding anything to the contrary contained herein, Manager shall have no right to terminate this Agreement as a result of the Client being placed in receivership or seized by the Commissioner.
(i)    For the avoidance of doubt, the Manager and the Client agree that all Assets are the exclusive property of the Client, shall be held for the benefit of the Client and shall be subject to the control of the Client.
(j)    If any aspect of this Section 9 ceases to be required by the Insurance Code as interpreted by the competent authorities, the parties shall amend this Section 9 accordingly.
10.    Representations and Warranties.
(a)    The Client represents and warrants to the Manager and agrees with the Manager as follows:
(i)    the Client has the requisite legal capacity and authority to execute, deliver and perform its obligations under this Agreement including the granting of a power of attorney to the Manager. This Agreement has been duly authorized, executed and delivered by the Client and is the legal, valid and binding agreement of the Client, enforceable against the Client in accordance with its terms. The Client's execution of this Agreement and the performance of its obligations hereunder do not conflict with or violate any provisions of the governing documents of the Client, the terms of its insurance license issued pursuant to the Insurance Code, any requirement under the regulations, rules or any direction or supervisory order issued by the Commissioner pursuant thereto (if any), or any obligations by which the Client is bound, whether arising by contract, operation of law or otherwise. The Client will deliver to the Manager evidence of the Client’s authority and compliance with its governing documents on the Manager’s request;
(ii)    Client is and will remain the sole beneficial owner of all Assets and there are no restrictions on the pledge, hypothecation, transfer, sale or public distribution of such Assets;
(iii)    the Client is a U.S. person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended;
(iv)    the Client is experienced in the engagement of investment advisers and is aware of the risks associated with such engagements, including the risks described in Annex B hereto;

(v)    the Client is an insurance company within the meaning of Section 203(b)(2) of the Advisers Act;
(vi)    (ix) the Company is NOT a bank holding company (or affiliated with a bank holding company) as defined in Section 2(a) of the U.S. Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary of such a bank holding company or an entity that is subject to the restrictions of the BHC Act pursuant to the International Banking Act of 1978;
(vii)    the Client is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933 (“Securities Act”);
(viii)    the Client, to the best of its knowledge, confirms that it is not a “U.S. Person” as defined in Rule 902 of Regulation S under the Securities Act;
(ix)    the Client, to the best of its knowledge, confirms that it is not an “employee benefit plan” within the meaning of, and subject to, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and none of the assets constitute or will constitute “plan assets” for purposes of ERISA, as determined under Section 3(42) of ERISA;
(x)    Client is not a commodity pool and neither Client nor any person with trading authority over Client’s accounts is required to be registered as a commodity pool operator under the Commodity Exchange Act, as amended (the “CEA”);
(xi)    Client is a “qualified eligible person” as defined in Regulation 4.7 issued by the Commodity Futures Trading Commission (the “CFTC”) under the CEA and acknowledges that it has not been furnished with a disclosure document prepared in accordance with CFTC Regulation 4.31 because no such document is required pursuant to CFTC Regulation 4.7;
(xii)    Client is not an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), nor does Client rely on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act to avoid being an “investment company”;
(xiii)    the Client has received a copy of the Apollo Capital Management, L.P.’s Form ADV as required by Rule 204-3(b) of the Advisers Act, it being understood that the Manager is registered as an investment adviser relying on Apollo Capital Management, L.P.’s investment adviser registration with the SEC;
(xiv)    none of the Assets were obtained from any person listed in the HM Treasury’s consolidated sanctions list or on the website of the U.S. Treasury Department’s Office of Foreign Assets Control, nor is the Client a person with whom dealings are prohibited under any sanctions laws or regulations applicable to the Manager, and none of such assets is derived from illegal activities; and

(xv)    the Client will notify the Manager, in writing, of (1) any termination, merger or consolidation of the Client, or transfer of the Assets to any employee benefit plan (as described under Section 10(a)(ix) above), and (2) any amendment to the organizing documents of the Client or any related instrument that would reasonably be expected to materially affect the activities of the Manager contemplated hereunder.
(b)    The Manager represents and warrants to the Client and agrees with the Client as follows:
(i)    the Manager has the requisite legal capacity and authority and regulatory authorizations to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Manager and is the legal, valid and binding agreement of the Manager, enforceable against the Manager in accordance with its terms. The Manager will deliver to the Client evidence of the Manager’s authority and compliance with its governing documents on the Client’s request;
(ii)    the Manager is registered as an investment adviser under the Advisers Act and is included as a “relying adviser” in the Form ADV filed by Apollo Capital Management, L.P.;
(iii)    AAME is authorized and regulated by the UK FCA with firm reference number 784373 and shall remain so authorized and regulated at all times during the term of this Agreement; and
(iv)    the Manager will notify the Client, in writing, of (1) any termination, merger or consolidation of the Manager, or transfer of its assets to any employee benefit plan (as described under Section 10(a)(ix) above), and (2) any amendment to the organizing documents of the Manager or any related instrument, in each case to the extent that it would reasonably be expected to have a material adverse effect on the ability of the Manager to perform the Services.
(c)    Each of the foregoing representations shall be continuing during the term of this Agreement. If at any time any event has occurred that would cause any such representation no longer to be true, the affected party shall give prompt written notice of such change to the other party.
11.    Data Protection.
(a)    The Client hereby acknowledges and confirms that it shall not transfer personal data to the Manager for the purposes of permitting the Manager to provide the Services or for any other reason and the Manager will not be a data processor under this Agreement.
(b)    The Client hereby further acknowledges and confirms that should it transfer personal data to the Manager at any stage, it shall notify the Manager of the proposed transfer within a reasonable period in advance of the proposed transfer (or if the Client becomes aware of a transfer of personal data having been made to the Manager without the said prior notice, the Client shall inform the Manager as soon as possible upon it becoming aware of the transfer having occurred).
(c)    In the event that the Client provides reasonable advance notice of its intention to transfer personal data to the Manager pursuant to the terms of this Agreement (or if the Client becomes aware of a transfer of personal data having been made to the Manager without the said prior notice and the Client informs the Manager that this has occurred in accordance with the terms of Section 11(b) above), the Client and the Manager shall engage in good faith and conclude an agreement (“Data Agreement”) between them which meets the requirements of European Regulation (EU) 2016/679 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (“GDPR”) or requirements of other Applicable Law and includes all mandatory clauses set out in GDPR or such other Applicable Law. The Data Agreement will set out the terms and conditions upon which the said personal data to be transferred will be processed.
(d)    In the event that any personal data is transferred by the Client to the Manager without the Manager having been provided with prior written notice, the Client shall indemnify and hold harmless the Indemnified Persons in respect of any liability arising as a result of the transfer of the said personal data to the Manager under GDPR or other Applicable Law. The indemnity provided in this sub-clause in favour of the Manager is supplemental to the provisions of Section 7(d) of this Agreement and the provisions of Section 7(e) of the Agreement shall apply to this Section mutatis mutandis.
12.    Confidentiality.
(a)    The parties agree that the confidentiality agreement entered into (or expected to be entered into) among the parties hereto and/or certain of their affiliates shall apply to the handling of non-public, confidential information between the parties, as such terms apply to the Manager and the Client as the disclosing or recipient party, as the context requires. Until the date on which such confidentiality agreement comes into force and effect (if not already in force and effect), the Client and the Manager will co-operate in good faith in respect of any confidential information exchanged between the parties and/or disclosed to any third party.
(b)    Subject to the provisions of Section 11 of this Agreement, neither the Manager nor the Client shall seek to receive any of the other party’s customer personal data (including, with respect to the Client, policyholders, insured persons and beneficiaries of life insurance policies issued by the Client). In case either party should unintentionally receive the other party’s customer personal data, the respective party shall, without undue delay, protect any confidential information relating to such data and use reasonable efforts to make the other party aware of this fact, refrain from passing on to any third party the other party’s customer personal data received and destroy and/or delete this data.
13.    Independent Contractor.

The Manager is and will hereafter act as an independent contractor of the Client, and nothing in this Agreement may be interpreted or construed to create any employment, partnership, joint venture or other relationship between the Manager and the Client.
14.    Assignment.
(a)    Without limiting Section 14(b) in any respect, this Agreement and the rights and obligations of each party hereunder shall not be assignable (and any attempted assignment thereof shall be void) without the prior written consent of each other party hereto. This Agreement shall bind and inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
(b)    For the avoidance of doubt, the Manager may assign its rights and obligations hereunder with the prior written consent of the Client to an entity that controls, is controlled by or is under common control with the Manager; provided, that such entity shall assume the obligations of the Manager hereunder and provided, that the Manager provides the Client with not less than 3 months’ prior notice in writing of any proposed assignment of rights and obligations hereunder (or such longer period as may be agreed in writing by the Manager and the Client) which shall include the terms and conditions of such proposed assignment.
15.    Amendment.
(a)    If and to the extent the Manager considers modification of this Agreement necessary to comply with any requirement of the FCA or any other applicable regulatory authority or any modification to Applicable Laws as well as rules or regulations (including, without limitation, the FCA Rules), the Manager may modify this Agreement accordingly by prior written notice to the Client, together with evidence of the required change, prior to such change becoming effective.
(b)    If and to the extent the Client considers modification of this Agreement necessary to comply with Applicable Laws or any modification to Applicable Laws as well as rules or regulations of any applicable regulatory authority, the Client may modify this Agreement accordingly by prior written notice to the Manager, together with evidence of the required change, prior to such change becoming effective.
(c)    Without prejudice to Section 15(a) or (b), if an amendment would adversely affect the other party, the parties will negotiate in good faith to amend this Agreement in line with the parties’ economic interests under this Agreement prior to such amendment; provided that the adversely affected party shall have no obligation to agree to such amendment, if the parties fail to agree on such amendment, the Client and the Manager shall each have the ability to terminate the Agreement by providing thirty (30) days’ written notice to the other party, and such purported amendment shall have no force or effect.
(d)    Subject to the foregoing, any amendment to this Agreement (including any of the annexes) will be effective only if it is in writing and signed by the Manager and the Client.
16.    Governing Law and Jurisdiction.

(a)    Contractual and non-contractual obligations arising out of or in connection with this Agreement are governed by and shall be construed in accordance with the laws of England and Wales. The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement (including a dispute relating to any non-contractual obligation arising out of or in connection with it). The Client irrevocably appoints Aspen Insurance UK Limited (“Process Agent”) as its agent to receive on its behalf in England or Wales service of any proceedings. Such service shall be deemed completed on delivery to such agent (whether or not it is forwarded to and received by the Client) and shall be valid until such time as the Manager has received prior written notice that such agent has ceased to act as agent. If for any reason such agent ceases to be able to act as agent or no longer has an address in England or Wales, the Client shall forthwith appoint a substitute acceptable to the Manager and deliver to the Manager the new agent’s name and address within England and Wales.
17.    Notices.
(a)    Except to the extent otherwise permitted by Annex H, all communications under this Agreement, including all investment proposals, orders, instructions or communications to transmit and execute orders, must be in writing and will be deemed duly given and received when delivered personally, when sent by facsimile transmission or by e-mail, three days after being sent by first class mail, or one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, all charges or postage prepaid, properly addressed to the party to receive such notice at the party’s address indicated below, or at any other address that either party may designate by notice to the other.
(b)    Notices shall be served as set out below.
If to the Manager:
Apollo Asset Management Europe PC LLP
Address:    25 St. George Street, London, W1S 1FS
Attention:    [***]
Email:        [***]
With a copy to: [***] and [***], and to any other email address (in addition to, or as a replacement for, any one or more of the foregoing) of which the Manager advises the Client from time to time.
If to the Client:
Aspen American Insurance Company
Address:    211 East 7th Street, Suite 620, Austin, Texas 78701
Attention:    General Counsel

With copies to: Aspen Insurance Holdings Limited, 141 Front Street, Hamilton, Bermuda HM 19, Attention: Chief Investment Officer, and to any other email address (in addition to, or as a replacement for, any one or more of the foregoing) of which the Client advises the Manager from time to time.
If to the Process Agent:
Aspen Insurance UK Limited
Address:    30 Fenchurch Street, London, EC3M 3BD, United Kingdom
Attention:    General Counsel
And to any other email address (in addition to, or as a replacement for, any one or more of the foregoing) of which the Process Agent advises the Manager and the Client from time to time.
18.    Severability.
The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any and all other provisions hereof.
19.    Entire Agreement.
This Agreement (including the Annexes) is the entire agreement of the parties and supersedes all prior or contemporaneous written or oral negotiations, correspondence, agreements and understandings (including any and all pre-existing agreements (including investment management or advisory agreements) regarding the subject matter hereof.
20.    Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
21.    No Third-Party Beneficiaries.
(a)    Except as expressly stated in this Agreement, this Agreement does not confer any rights on any person other than the parties whether under the Contracts (Rights of Third Parties) Act 1999 or otherwise.
(b)    To the extent permitted under Applicable Law, but subject to Section 22 below, each Indemnified Person shall be entitled to enforce all the rights and benefits accorded to Indemnified Persons, respectively, by Section 7 at all times as if such person were a party to this Agreement.
(c)    The parties may rescind, vary or terminate this Agreement in accordance with its terms without the consent of any Indemnified Person.

(d)    No Indemnified Person may assign in whole or in part, its rights under this Agreement without the prior written consent of the Manager, which may be withheld at the sole discretion of the Manager.
22.    Interpretation.
(a)    References to this Agreement shall include its recitals and Annexes.
(b)    Headings are for convenience only and are to be ignored in construing this Agreement.
(c)    References to statutory provisions, regulations, notices, Solvency II, the MiFID Organisational Regulation or the FCA Rules are to be construed as a reference to the same as it may have been, or may from time to time be, amended, modified, superseded or re-enacted, and include references to all by-laws, instruments, orders and regulations for the time being made thereunder or deriving validity therefrom.
(d)    References to “including” in this Agreement shall mean “including, without limitation.”
(e)    References to “affiliates” of the Manager shall not include “the Client” or any of the Client’s related entities that are controlled by funds managed or advised by affiliates of Apollo, unless expressly stated otherwise.
(f)    References to a “party” or “parties” shall mean a party to, or the parties to, this Agreement if the context does not otherwise require.
(g)    References to any agreement or other document are to that agreement or other document as has been, or may be hereafter, amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof (and not prohibited by the terms hereof).
Signature Page Follows

IN WITNESS WHEREOF, this Agreement has been duly executed as a deed by or on behalf of the parties hereto on the date first set forth above.

Executed as a deed by Aspen American Insurance Company acting:

By:	/s/ [***]
Name: [***]
Title: [***]

Investment Management Agreement

Executed as a deed by Apollo Asset Management Europe PC LLP acting:

By:	/s/ [***]
Name: [***]
Title: [***]

By:	[***]
Name: [***]
Title: [***]
Investment Management Agreement

ANNEX A
ASSETS

ANNEX B
CERTAIN RISK FACTORS, CONFLICTS OF INTEREST AND RELATED
CONSIDERATIONS

ANNEX C
SERVICES

ANNEX D
FEE SCHEDULE

ANNEX E
EXPENSE SCHEDULE

ANNEX F
CLIENT REPRESENTATIVES

ANNEX G
INVESTMENT GUIDELINES

ANNEX H
REPORTS

Schedule of Material Differences to Exhibit 10.21
Aspen Insurance Holdings Limited and certain of its subsidiaries are each parties to an Investment Management Agreement with Apollo Asset Management Europe PC LLP. The following table lists each Investment Management Agreement, other than the Investment Management Agreement filed herewith as Exhibit 10.21, each of which is substantially identical in all material respects to the Investment Management Agreement filed herewith as Exhibit 10.21 except as noted below. Each Investment Management Agreement listed below is omitted pursuant to Instruction 2 to Item 601 of Regulation S-K.

Parties to Investment Management Agreement	Date
1.Apollo Asset Management Europe PC LLP and Aspen Bermuda Limited	April 3, 2019
2.Apollo Asset Management Europe PC LLP and Aspen Insurance Holdings Limited	December 17, 2019
3.Apollo Asset Management Europe PC LLP and Aspen Insurance UK Limited	June 25, 2019
4.Apollo Asset Management Europe PC LLP and Aspen Specialty Insurance Company	April 16, 2019
5.Apollo Asset Management Europe PC LLP and Aspen Managing Agency Limited	September 30, 2019